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                                                                      EXHIBIT 1


                       [FORM OF GLOBAL BOOK-ENTRY NOTE]               CUSIP NO.
                                                                      686268-AE3
                           ORION CAPITAL CORPORATION

                          7-1/4% Senior Notes Due 2005




No._____                                                                $______

_______ __, 199_


                 FOR VALUE RECEIVED, ORION CAPITAL CORPORATION, a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), hereby promises to pay to __________________________________________________, or registered assigns, upon presentation the principal sum of ________________________ Dollars ($_______________) on July 15, 2005 and to pay interest on the unpaid principal amount thereof from July 17, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing January 15, 1996 at the rate of 7 1/4% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the close of business on the last day of the month preceding such interest payment date.

                 Subject to the provisions of Sections 204 and 305 of the Indenture, this Security is a Global Security within the meaning of the Indenture herein referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of any Person other than the Depositary or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.





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         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 Payment of the principal of (and premium, if any) and interest on this Security will be made at the office of the Trustee, c/o State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 (or at such other office of the Trustee as may be designated in accordance with the Indenture), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, in immediately available funds.

                 Ownership of interests in the Global Security will be shown on, and the transfer thereof will be effected only through, records maintained by the Depositary or its nominee for such Global Security and on the records of participants. Except as otherwise described in the Indenture, as the same may be supplemented, owners of beneficial interests in the Global Security will not be entitled to receive Notes in definitive form and will not be considered the holders thereof.

                 Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                       ORION CAPITAL CORPORATION



                                                       By
                                                         ----------------------


Attest:


- -------------------------------




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[Form of Reverse of Security.]

                 This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of July 17, 1995, as the same may be amended by supplemental indenture (herein called the "Indenture"), between the Company and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

                 The Indenture contains provisions that permit the Company to elect either (1) to defease and be discharged from the entire indebtedness of this Security or (2) to be released from certain restrictive covenants and Events of Default with respect to this Security, in each case upon payment in full of the Securities and compliance with certain conditions set forth in the Indenture.

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time outstanding of each series to be affected, with certain exceptions as therein provided with respect to certain modifications or amendments which may not be made without the consent of each Holder of such Security affected thereby. The Indenture also contains provisions permitting certain amendments and modifications thereto from time to time by the Company and the Trustee without the consent of the Holders of any series of the Securities to be affected thereby for certain specified purposes, including curing ambiguities, defects or inconsistencies and





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making any such change that does not adversely affect the rights of any Holder of such series of the Securities, as provided therein.

                 The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and Interest on this Security at the times, place and rate(s), and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.





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                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 No recourse shall be had for the payment of the principal of (and premium, if any) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                 THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities as convenience to the Holders of such securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the securities, and reliance may be placed only on the other identification numbers printed hereon.

                 Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.





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TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                 This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.




                                             ---------------------------------
                                                                    As Trustee


                                             By
                                               -------------------------------
                                                            Authorized Officer

Dated:





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